Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-272546) of SHL Telemedicine Ltd. of our report dated April 17, 2024, with respect to the consolidated financial statements of SHL Telemedicine Ltd. and its subsidiaries included in this Annual Report on Form 20-F/A for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
July 24, 2024